Exhibit 10.63

Amendment Agreement THIS AMENDMENT AGREEMENT (this "Amendment") s made and entered into as of this 30th day of September 2024 by and among K Enter Holdings Inc. (the "Holdings"), KPMG Samjong Accounting Corp. ("KPMG") and GF Korea Co., Ltd. ("GFK") (Each referred to individually as a "Party" and collectively as the "Parties") and amends the Engagement Agreement dated March 10, 2023 (the "Original Agreement") and the Amendment Agreement dated May 30, 2024 (the "First Amendment") by and among the Holdings and KPMG. The Parties hereto agree to amend the Original Agreement and the First Amendment, as follows: 1. TRANSFER OF RIGHTS AND DUTIES In accordance with Clause 8.1. of the Original Agreentent, KPMG hereby consents to the transfer of all rights and duties of the Holdings under the Original Agreement and the First Amendment to GFK, a major shareholder of the Holdings. As a result, the Holdines is fully I and unconditionally released from alJ rights and duties under the Original Agreement and the First Amendment. Notwithstanding the transfer of all rights and duties of the Holdings to GFK, all rights and duties ofKPMG remain unchanged, and KPMG shall continue to provide the Services to the Holdings for he successful consummation of the Proposed Merger, thereby supporting the economic wellbeing of GFK as the major shareholder of the Holdings.[Signature Page Follows]

IN WITNESS WHEREOF, the duly authorized representatives of each of the Parties have executed this Amendment.

September 30, 2024

THE HOLDINGS

K Enter Holdings Inc.
1641 International Drive
McLean, Virginia 22102 USA

Chief Finance Officer
Jong, Jun Shik

Signature

GFK

GF Korea Co., Ltd.
8 Gangnam-daero 53-gil, Seocho-gu
Seoul 06621 Korea

CEO
Kim, Mina

Signature

KPMG

KPMG Samjong Accounting Corp.
152 Teheran-ro, Gangnam-gu
Seoul 06169 Korea

CEO
Kim, Kyo Tae

Signature